FOR RELEASE August 11, 2006

Contact:
Lawrence Pemble
Judy Zakreski
Chindex International, Inc.
(301) 215-7777

CHINDEX INTERNATIONAL, INC.

ANNOUNCES FISCAL 2007 FIRST QUARTER RESULTS

BETHESDA, MARYLAND – August 11, 2006 - Chindex International, Inc. (NASDAQ: CHDX), an independent American provider of Western healthcare products and medical services in the People’s Republic of China, today announced results for the first quarter ended June 30, 2006. Both operating divisions of the company reported profitable results.

Revenue for the quarter ended June 30, 2006 was $24.4 million, a 10% increase over revenue of $22.2 million in the quarter ended June 30, 2005.

Net income from continuing operations for the quarter ended June 30, 2006 was $525,000, or earnings per basic share on continuing operations of $0.08. This compares to a net loss on continuing operations of $581,000, or a loss per basic share on continuing operations of $0.09 for the quarter ended June 30, 2005.

The Company’s balance sheet as of June 30, 2006 shows cash, cash equivalents and restricted cash of $9.9 million, total assets of $59.0 million, a current ratio of 1.4:1 and stockholders’ equity of $23.3 million.

Roberta Lipson, President and CEO of Chindex, commented on the results:

“We were pleased to report profitable operations in both operating divisions of the company during the quarter.

“Our Healthcare Services division, which operates our network of private healthcare facilities in China, reported 47% top line growth and substantially increased profitability compared to the prior year. We are increasing our patient services in both the Beijing and Shanghai markets and pursuing a variety of aggressive growth programs in both facilities development and contract hospital management to capitalize on the increasing value of our United Family Hospital brand.

“Our Medical Products division, which distributes and sells medical capital equipment, instruments and other medical products for use in hospitals in China and Hong Kong, reported profitable operations despite a 10% decrease in revenues for this division compared to the prior year due to improved gross margin on sales during the quarter. The Chinese healthcare system has been in the midst of a campaign to reform the procurement process for some time now. The impact of this has resulted in various delays in revenues for us over the past several quarters,” Lipson concluded.

About Chindex International, Inc.

Chindex is an American healthcare company that provides healthcare services and supplies medical capital equipment, instrumentation and products to the Chinese marketplace, including Hong Kong. It provides healthcare services through the operations of its United Family Hospitals and Clinics, a network of private primary care hospitals and affiliated ambulatory clinics in China. The Company’s hospital network currently operates in the Beijing and Shanghai metropolitan areas. The Company sells medical products manufactured by various major multinational companies, including Siemens AG, which is the Company’s exclusive distribution partner for the sale and servicing of color doppler ultrasound systems. It also arranges financing packages for the supply of medical products to hospitals in China utilizing the export loan and loan guarantee programs of both the U.S. Export-Import Bank and the German KfW Development Bank. With twenty-five years of experience, 950 employees, and operations in China, Hong Kong, the United States and Germany, the Company’s strategy is to expand its cross-cultural reach by providing leading edge healthcare technologies, quality products and services to Greater China’s professional communities. Further company information may be found at the Company’s websites, www.chindex.com and www.unitedfamilyhospitals.com.

Statements made in this press release relating to plans, strategies, objectives, economic performance and trends and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the factors set forth under the heading “Risk Factors” in our annual report on Form 10-K for the year ended March 31, 2006 and in other documents filed by us with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential”, or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We have no obligation to update these forward-looking statements.

# # # #
Financial Summary Attached

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(thousands except share and per share data)

	Three months ended June 30,
	2006	2005
	(unaudited)	(unaudited)
Product sales	$12,801	$14,301
Healthcare services revenue	11,614	7,896

Total revenue	24,415	22,197

Cost and expenses
Product sales costs	9,201	11,364
Healthcare services costs	9,468	7,742
Selling and marketing expenses	2,253	2,357
General and administrative	1,843	1,498

Income (loss) from continuing operations	1,650	(764)
Other (expenses) and income
Interest expense	(187)	(94)
Interest income	64	37
Miscellaneous (expense)	(15)	55
income – net	—	—
Income (loss) from continuing operations before income taxes	1,512	(766)
(Provision for) benefit from income taxes	(987)	185

Net income (loss) from continuing operations	525	(581)

Loss from discontinued operations	(13)	(783)

Net income (loss)	$512	$(1,364)

Net income (loss) per common share -basic	$0.08	$(0.21)

Weighted average shares outstanding	6,728,354	6,503,443

CONSOLIDATED CONDENSED BALANCE SHEETS
(thousands except share data)

	June 30, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$9,727	$9,034
Restricted Cash	199	383
Trade accounts receivable, less allowance for doubtful accounts of $2,549 and $2,250, respectively
Equipment sales receivables	9,511	7,685
Patient service receivables	4,710	5,468
Inventories	8,878	8,681
Deferred income tax	160	177
Other current assets	3,029	2,322
Current assets of discontinued operations	657	1,006

Total current assets	36,871	34,756
Property and equipment, net	19,406	19,119
Long-term deferred income taxes	2,023	2,452
Other assets	673	719

Total assets	$58,973	$57,046

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,527	$21,727
Short-term portion of capitalized leases	46	50
Short-term debt and vendor financing	2,347	3,080
Income taxes payable	288	143
Current liabilities of discontinued operations	633	748

Total current liabilities	25,841	25,748
Long-term portion of capitalized leases	83	91
Long-term debt and vendor financing	9,758	8,569

Total liabilities	35,682	34,408
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 500,000 shares authorized, none issued	0	0
Common stock, $.01 par value, 13,600,000 shares authorized, including 1,600,000 designated Class B:
Common stock – 5,957,623 and 5,946,873 shares issued and outstanding at June 30, 2006 and March 31, 2006, respectively	60	60
Class B stock – 775,000 shares issued and outstanding at June 30, 2006 and March 31, 2006	8	8
Additional capital	36,593	36,436
Accumulated other comprehensive income	59	75
Accumulated deficit	(13,429)	(13,941)

Total stockholders’ equity	23,291	22,638
Total liabilities and stockholders’ equity	$58,973	$57,046

SEGMENT INFORMATION

The Company has two reportable segments: Healthcare Services and Medical Products. Prior to fiscal year 2006, the Company had three reportable segments, Medical Capital Equipment, Healthcare Products Distribution and Healthcare Services. In fiscal 2006, the Company discontinued the retail sales portion of the Healthcare Products Distribution segment and the remaining portion of the segment was grouped together with the Medical Capital Equipment segment to become the Medical Products Division. The following segment information has been restated to reflect the new segment structure. We evaluate performance and allocate resources based on income or loss from continuing operations before income taxes, not including gains or losses on our investment portfolio or foreign exchange gains or losses.

	Healthcare Services	Medical Products	Total
As of June 30, 2006:
Assets	$30,892,000	$27,424,000	$58,316,000
For the three months ended June 30, 2006:

Sales and service revenue	$11,614,000	$12,801,000	$24,415,000
Gross Profit	n/a	3,600,000	n/a
Gross Profit %	n/a	28%	n/a
Income from continuing operations before foreign exchange	$1,587,000	$95,000	$1,682,000
Foreign exchange loss			(32,000)

Income from continuing operations			$1,650,000
Other (expense), net			(138,000)

Income from continuing operations before income taxes			$1,512,000

Total consolidated assets of $58,973,000 as of June 30, 2006 include $657,000 of assets pertaining to our healthcare products retail business which was discontinued in fiscal year 2006.

	Healthcare Services	Medical Products	Total
As of March 31, 2006:
Assets	$29,801,000	$26,239,000	$56,040,000
For the three months ended June 30, 2005:

Sales and service revenue	$7,896,000	$14,301,000	$22,197,000
Gross Profit	n/a	2,938,000	n/a
Gross Profit %	n/a	21%	n/a
Loss from continuing operations before foreign exchange	$(226,000)	$(506,000)	$(732,000)
Foreign exchange loss			(32,000)

Loss from continuing operations			$(764,000)
Other (expense), net			(2,000)

Loss from continuing operations before income taxes			$(766,000)

Total consolidated assets of $57,046,000 as of March 31, 2006 include $1,006,000 of assets pertaining to our healthcare products retail business which was discontinued in fiscal year 2006.